Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Melissa Selcher
Cisco	Cisco
1 (408) 853-9848	1 (408) 424-1335
rojenkin@cisco.com	mselcher@cisco.com

CISCO REPORTS FIRST QUARTER EARNINGS

Announces $15 Billion Increase in Stock Repurchase Program

•	Q1 Revenue: $12.1 billion (increase of 2% year over year)

•	Q1 Earnings per Share: $0.37 GAAP; $0.53 non-GAAP

SAN JOSE, Calif. — November 13, 2013 — Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its first quarter results for the period ended October 26, 2013. Cisco reported first quarter revenue of $12.1 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.0 billion or $0.37 per share, and non-GAAP net income of $2.9 billion or $0.53 per share.

“This quarter we delivered record non-GAAP profitability and continued our steady stream of innovation and market leadership,” stated Cisco Chairman and CEO John Chambers. “While our revenue growth was below our expectation, our financials are strong, our strategy is strong and our innovation engine is executing extremely well. We remain confident in our long-term goal to be the #1 IT company in the world and help our customers solve their biggest business problems.”

GAAP Results

	Q1 2014	Q1 2013	Vs. Q1 2013
Revenue	$12.1 billion	$11.9 billion	1.8%
Net Income	$2.0 billion	$2.1 billion	(4.6)%
Earnings per Share	$0.37	$0.39	(5.1)%

Non-GAAP Results

	Q1 2014	Q1 2013	Vs. Q1 2013
Net Income	$2.9 billion	$2.6 billion	11.6%
Earnings per Share	$0.53	$0.48	10.4%

GAAP net income for the first quarter of fiscal 2014 included pre-tax charges of $237 million related to the workforce reduction plan announced in August 2013, and a pre-tax charge of $257 million related to compensation expense in connection with Cisco’s acquisition of the remaining interest in Insieme Networks, Inc. (“Insieme”). These charges were excluded from non-GAAP net income and earnings per share.

A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table below.

Cisco will discuss first quarter results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Stock Repurchase Program Expanded

Cisco is also announcing that its board of directors authorized up to $15 billion in additional repurchases of its common stock. Cisco’s board had previously authorized up to $82 billion in stock repurchases. There is no fixed termination date for the repurchase program. The remaining authorized amount for stock repurchases under this program, including the additional authorization, is approximately $16.1 billion.

Other Financial Highlights

•	Cash flows from operations were $2.6 billion for the first quarter of fiscal 2014, compared with $4.0 billion for the fourth quarter of fiscal 2013, and compared with $2.5 billion for the first quarter of fiscal 2013.

•	Cash and cash equivalents and investments were $48.2 billion at the end of the first quarter of fiscal 2014, compared with $50.6 billion at the end of the fourth quarter of fiscal 2013.

•	During the first quarter of fiscal 2014, Cisco paid a cash dividend of $0.17 per common share, or $914 million.

•	Cisco repurchased approximately 84 million shares of common stock under the stock repurchase program at an average price of $23.65 per share for an aggregate purchase price of $2.0 billion during the first quarter of fiscal 2014.

“We delivered solid profitability in the quarter and are focused on capitalizing on our strategic opportunities,” stated Frank Calderoni, Cisco executive vice president and chief financial officer. “We are committed to our capital allocation strategy as we demonstrated today with the $15 billion increase in the authorization of our stock repurchase program.”

Select Global Business Highlights

•	Cisco completed its acquisition of Sourcefire, Inc., a leader in intelligent cybersecurity solutions, effectively making Cisco a provider of one of the industry’s most comprehensive advanced threat protection portfolios, as well as a broad set of enforcement and remediation options that are integrated, pervasive, continuous and open.

•	Cisco completed its acquisition of privately-held Composite Software, Inc. to expand its portfolio of Smart Services and extend its next-generation services platform by connecting data and infrastructure.

•	Cisco announced its intent to acquire WhipTail Technologies, Inc., a leader in high performance, scalable, solid-state memory systems designed to enable organizations to simplify data center and virtualized environments and process more data in less time.

•	Cisco opened a Center of Innovation in Rio de Janeiro, Brazil to develop technology solutions specifically tailored to local needs in the country.

Cisco Innovation

•	Cisco unveiled nPower, the world’s most advanced network processor, which is uniquely designed to power the Internet of Everything.

•	Cisco introduced its Network Convergence System (NCS), a network fabric family designed to serve as the foundation of a massively scalable, smarter and more adaptable Internet to power the Internet of Everything.

•	At its annual Collaboration Summit, Cisco announced the next phase of its vision for collaboration, which focuses on delivering innovations that embrace the modern workspace and enable users to work smarter and more efficiently from virtually anywhere.

•	At the Meeting of the Minds conference in Toronto, Cisco released Smart+Connected™ City Wi-Fi, an integrated solution geared toward helping global cities provide citywide connectivity and to establish a platform where the Internet of Things (IoT) can be fully utilized to develop new services for citizens.

Select Customer Announcements

•	Cisco and NetApp broadened the FlexPod® portfolio with new validated designs across the entire portfolio, highlighted by the introduction of FlexPod Select for dedicated data-intensive workloads.

•	Cisco announced that Shenandoah Telecommunications Company, a leading regional U.S. telecommunications service provider, has updated its dense wavelength division multiplexing (DWDM) fiber-optic network with Cisco’s Coherent DWDM technology to support 100 Gbps speeds to its subscribers throughout Virginia, West Virginia and Maryland.

•	Cisco announced that its Videoscape™ Distribution Suite supported the introduction of Deutsche Telekom’s recently launched TV Everywhere service “Entertain to go.”

•	Cisco announced that AirFasTickets, a fast-growing international online travel agency, has deployed the Cisco® Business Edition 6000 to deliver complete collaboration capabilities from a single, centrally managed platform.

•	Cisco announced a collaboration with Facebook, Cisco Connected Mobile Experience (CMX), that helps businesses increase brand recognition and proactively target promotions and advertisements based on customer preferences and demographics using Wi-Fi.

•	Cisco announced that DKSH Malaysia, a leading Market Expansion Services provider in the country, has implemented Cisco Unified Contact Center Express solutions to enhance the customer service experiences for their Business Unit Healthcare.

•	Cisco announced that Belgacom, a leading telecommunications service provider, selected the Cisco Aggregated Services Router (ASR) 5000 to enable the evolution of its network and provide subscribers with superior mobile Internet experiences.

•	Cisco announced that Grupo Experiencias Xcaret deployed Cisco Unified Communications, Cisco Customer Collaboration (Contact Center), business video, and wireless solutions in the three natural parks that it manages in the Mayan Riviera and their central offices in Cancun.

•	Cisco and the University of Alberta announced the establishment of a Cisco Research Chair in Healthcare Solutions which will focus on how advanced technologies and strategies can support health care.

Editor’s Notes:

•	Q1 fiscal year 2014 conference call to discuss Cisco’s results along with its business outlook will be held on Wednesday, November 13, 2013 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•	Conference call replay will be available from 4:00 p.m. Pacific Time, November 13, 2013 to 4:00 p.m. Pacific Time, November 20, 2013 at 1-866-363-1808 (United States) or 1-203-369-0196 (international). The replay will also be available via webcast from November 13, 2013 through January 18, 2014 on the Cisco Investor Relations website at http://investor.cisco.com.

•	Additional information regarding Cisco’s financials as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, November 13, 2013. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://investor.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in IT that helps companies seize the opportunities of tomorrow by proving that amazing things can happen when you connect the previously unconnected. For ongoing news, please go to http://thenetwork.cisco.com.

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This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our strategy, innovation engine, our goal to be the #1 IT company, capitalizing on our strategic opportunities, and our capital allocation strategy) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, including our foundational priorities, and in certain geographical locations; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent report on Form 10-K filed on September 10, 2013. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K as it may be amended from time to time. Cisco’s results of operations for the three months ended October 26, 2013 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP effective tax rates, non-GAAP net income per share data and non-GAAP inventory turns.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP net income per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, impact to cost of sales from purchase accounting adjustments to inventory, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements (such as the patent litigation settlement with TiVo incurred in the fourth quarter of fiscal 2013), the income tax effects of the foregoing, and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future, there may be other items, such as significant gains or losses from contingencies that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright © 2013 Cisco and/or its affiliates. All rights reserved. Cisco, the Cisco logo, FlexPod, Smart+Connected, and Videoscape are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. To view a list of Cisco trademarks, go to: www.cisco.com/go/trademarks. Third party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 26, 2013	October 27, 2012
REVENUE:
Product	$9,397	$9,297
Service	2,688	2,579

Total revenue	12,085	11,876

COST OF SALES:
Product	3,747	3,748
Service	931	889

Total cost of sales	4,678	4,637

GROSS MARGIN	7,407	7,239
OPERATING EXPENSES:
Research and development	1,724	1,431
Sales and marketing	2,411	2,416
General and administrative	515	560
Amortization of purchased intangible assets	65	122
Restructuring and other charges	237	59

Total operating expenses	4,952	4,588

OPERATING INCOME	2,455	2,651
Interest income	169	161
Interest expense	(140)	(148)
Other income (loss), net	56	(33)

Interest and other income (loss), net	85	(20)

INCOME BEFORE PROVISION FOR INCOME TAXES	2,540	2,631
Provision for income taxes	544	539

NET INCOME	$1,996	$2,092

Net income per share:
Basic	$0.37	$0.39

Diluted	$0.37	$0.39

Shares used in per-share calculation:
Basic	5,378	5,301

Diluted	5,430	5,334

Cash dividends declared per common share	$0.17	$0.14

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended
	October 26, 2013	October 27, 2012
GAAP net income	$1,996	$2,092
Adjustments to cost of sales:
Share-based compensation expense	43	45
Amortization of acquisition-related intangible assets	167	134
Impact to cost of sales from purchase accounting adjustments to inventory	—	24

Total adjustments to GAAP cost of sales	210	203

Adjustments to operating expenses:
Share-based compensation expense	269	264
Amortization of acquisition-related intangible assets	65	122
Acquisition-related/divestiture costs (1)	308	15
Significant asset impairments and restructurings (2)	237	59

Total adjustments to GAAP operating expenses	879	460

Total adjustments to GAAP income before provision for income taxes	1,089	663

Income tax effect of non-GAAP adjustments	(218)	(186)

Non-GAAP net income	$2,867	$2,569

Diluted net income per share:
GAAP	$0.37	$0.39

Non-GAAP	$0.53	$0.48

(1)	Acquisition-related costs for the three months ended October 26, 2013 included a pre-tax charge of $257 million related to compensation expense in connection with Cisco’s acquisition of the remaining interest in Insieme.
(2)	Significant asset impairments and restructuring costs for the three months ended October 26, 2013 were related to the workforce reduction plan announced in August 2013.

RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE TAX RATE

	Three Months Ended
	October 26, 2013	October 27, 2012
GAAP effective tax rate	21.4%	20.5%
Tax effect of non-GAAP adjustments to net income	(0.4)%	1.5%

Non-GAAP effective tax rate	21.0%	22.0%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 26, 2013	July 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$5,254	$7,925
Investments	42,947	42,685
Accounts receivable, net of allowance for doubtful accounts of $245 at October 26, 2013 and $228 at July 27, 2013	5,188	5,470
Inventories	1,466	1,476
Financing receivables, net	4,132	4,037
Deferred tax assets	2,333	2,616
Other current assets	1,476	1,312

Total current assets	62,796	65,521
Property and equipment, net	3,273	3,322
Financing receivables, net	3,893	3,911
Goodwill	23,804	21,919
Purchased intangible assets, net	3,835	3,403
Other assets	3,140	3,115

TOTAL ASSETS	$100,741	$101,191

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$3,279	$3,283
Accounts payable	1,025	1,029
Income taxes payable	—	192
Accrued compensation	2,771	3,182
Deferred revenue	9,212	9,262
Other current liabilities	5,441	5,048

Total current liabilities	21,728	21,996
Long-term debt	12,947	12,928
Income taxes payable	1,575	1,748
Deferred revenue	3,995	4,161
Other long-term liabilities	1,587	1,230

Total liabilities	41,832	42,063
Total equity	58,909	59,128

TOTAL LIABILITIES AND EQUITY	$100,741	$101,191

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 26, 2013	October 27, 2012
Cash flows from operating activities:
Net income	$1,996	$2,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	591	615
Share-based compensation expense	309	306
Provision for receivables	23	7
Deferred income taxes	130	135
Excess tax benefits from share-based compensation	(55)	(15)
(Gains) losses on investments and other, net	(108)	12
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	361	615
Inventories	22	42
Financing receivables	(37)	(110)
Other assets	28	99
Accounts payable	(29)	(19)
Income taxes, net	(389)	(372)
Accrued compensation	(460)	(359)
Deferred revenue	(307)	(295)
Other liabilities	574	(288)

Net cash provided by operating activities	2,649	2,465

Cash flows from investing activities:
Purchases of investments	(8,835)	(8,213)
Proceeds from sales of investments	4,733	2,447
Proceeds from maturities of investments	4,058	4,388
Acquisition of property and equipment	(315)	(265)
Acquisition of businesses, net of cash and cash equivalents acquired	(2,447)	(4,912)
Purchases of investments in privately held companies	(134)	(9)
Return of investments in privately held companies	33	12
Proceeds from sales of property and equipment	156	24
Other	(4)	(2)

Net cash used in investing activities	(2,755)	(6,530)

Cash flows from financing activities:
Issuances of common stock	444	117
Repurchases of common stock - repurchase program	(1,898)	(183)
Shares repurchased for tax withholdings on vesting of restricted stock units	(286)	(203)
Short-term borrowings, maturities less than 90 days, net	(2)	23
Issuances of debt, maturities greater than 90 days	4	—
Excess tax benefits from share-based compensation	55	15
Dividends paid	(914)	(744)
Other	32	14

Net cash used in financing activities	(2,565)	(961)

Net decrease in cash and cash equivalents	(2,671)	(5,026)
Cash and cash equivalents, beginning of period	7,925	9,799

Cash and cash equivalents, end of period	$5,254	$4,773

Supplemental cash flow information:
Cash paid for interest	$221	$221
Cash paid for income taxes, net	$803	$776

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	October 26, 2013	July 27, 2013
Cash and cash equivalents and investments:
Cash and cash equivalents	$5,254	$7,925
Fixed income securities	40,433	39,888
Publicly traded equity securities	2,514	2,797

Total	$48,201	$50,610

Inventories:
Raw materials	$80	$105
Work in process	7	24
Finished goods:
Distributor inventory and deferred cost of sales	619	572
Manufactured finished goods	464	480

Total finished goods	1,083	1,052
Service-related spares	257	256
Demonstration systems	39	39

Total	$1,466	$1,476

Property and equipment, net:
Land, buildings, and building and leasehold improvements	$4,340	$4,426
Computer equipment and related software	1,428	1,416
Production, engineering, and other equipment	5,767	5,721
Operating lease assets	326	326
Furniture and fixtures	498	497

	12,359	12,386
Less accumulated depreciation and amortization	(9,086)	(9,064)

Total	$3,273	$3,322

Other assets:
Deferred tax assets	$1,496	$1,539
Investments in privately held companies	884	833
Other	760	743

Total	$3,140	$3,115

Deferred revenue:

Service	$8,896	$9,403
Product:
Unrecognized revenue on product shipments and other deferred revenue	3,628	3,340
Cash receipts related to unrecognized revenue from two-tier distributors	683	680

Total product deferred revenue	4,311	4,020

Total	$13,207	$13,423

Reported as:
Current	$9,212	$9,262
Noncurrent	3,995	4,161

Total	$13,207	$13,423

SUMMARY OF SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended
	October 26, 2013	October 27, 2012
Cost of sales - product	$10	$10
Cost of sales - service	33	35

Share-based compensation expense in cost of sales	43	45

Research and development	92	84
Sales and marketing	123	130
General and administrative	54	50
Restructuring and other charges	(3)	(3)

Share-based compensation expense in operating expenses	266	261

Total share-based compensation expense	$309	$306

Income tax benefit for share-based compensation	$78	$79

ACCOUNTS RECEIVABLE AND DSO

(In millions, except DSO)

	October 26, 2013	July 27, 2013	October 27, 2012
Accounts receivable, net	$5,188	$5,470	$3,942
Days sales outstanding in accounts receivable (DSO)	39	40	30

INVENTORY TURNS AND RECONCILIATION OF GAAP TO NON-GAAP

COST OF SALES USED IN INVENTORY TURNS

(In millions, except annualized inventory turns)

	Three Months Ended
	October 26, 2013	July 27, 2013	October 27, 2012
Annualized inventory turns - GAAP	12.7	13.8	11.0
Cost of sales adjustments	(0.6)	(1.0)	(0.5)

Annualized inventory turns - non-GAAP	12.1	12.8	10.5

GAAP cost of sales	$4,678	$5,070	$4,637
Cost of sales adjustments:
Share-based compensation expense	(43)	(42)	(45)
Amortization of acquisition-related intangible assets	(167)	(153)	(134)
TiVo patent litigation settlement	—	(172)	—
Acquisition-related/divestiture costs	—	(1)	—
Impact to cost of sales from purchase accounting adjustments to inventory	—	—	(24)

Non-GAAP cost of sales	$4,468	$4,702	$4,434

DIVIDENDS PAID AND REPURCHASE OF COMMON STOCK

(In millions, except dividends paid per common share)

	Three Months Ended
	October 26, 2013	July 27, 2013	April 27, 2013	January 26, 2013
Dividends paid	$914	$918	$905	$743
Repurchase of common stock under the stock repurchase program	2,000	1,160	860	500

Total	$2,914	$2,078	$1,765	$1,243

Dividends paid per common share	$0.17	$0.17	$0.17	$0.14

As of October 26, 2013, Cisco had repurchased and retired 4.0 billion shares of Cisco common stock at an average price of $20.47 per share for an aggregate purchase price of approximately $80.9 billion since the inception of the stock repurchase program.